Exhibit 10.3

Execution Version

AMENDMENT NO. 4 TO NOTE PURCHASE AGREEMENT

This AMENDMENT NO. 4 TO NOTE PURCHASE AGREEMENT, dated as of February 22, 2017 (this “Amendment”), is entered into by and among Essendant Co., an Illinois corporation (formerly known as United Stationers Supply Co.; the “Company”), Essendant Inc., a Delaware corporation (formerly known as United Stationers Inc.; the “Parent”), and the holders of Notes issued by the Company that are parties hereto (the “Noteholders”).

RECITALS

A.Pursuant to a Note Purchase Agreement dated as of November 25, 2013, among the Company, the Parent and the purchasers listed on Schedule A thereto (as amended, supplemented or otherwise modified prior to the date hereof, the “Note Purchase Agreement”), the Company issued $150,000,000 of its 3.75% Secured Senior Notes due January 15, 2021 (the “Notes”).  Capitalized terms that are used herein without definition and that are defined in the Note Purchase Agreement shall have the same meanings herein as in the Note Purchase Agreement.

B.The parties hereto wish to amend the Note Purchase Agreement in the respects, but only in the respects, hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, effective as of the date first above written and subject to the satisfaction of the conditions precedent set forth in Section 3 below, the parties agree as follows:

1.Amendments to the Note Purchase Agreement.  (a)Section 1.2(b) of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

(b)Collateral.  The Notes are ratably secured by the Noteholder L/C under the terms of the Collateral Trust Agreement and in accordance with Section 9.9 hereof.

(b)Section 1.2(c) of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

(c)Collateral Trust Agreement.  The appointment of the Collateral Trustee, the enforcement of the rights and benefits of the holders of the Notes in respect of the Noteholder L/C and the allocation of proceeds described therein are subject to a Collateral Trust Agreement, dated as of February 22, 2017, entered into by the Collateral Trustee, the holders of the Notes, the Parent, and the Company, substantially in the form of Exhibit A to Amendment No. 4 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”).

(c)Section 1.3 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

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Section 1.3.  [Intentionally Deleted].

(d)Section 8.1 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

Section 8.1.Required Prepayments.  (a)Except as set forth in Sections 8.1(b) and 8.1(c), no regularly scheduled prepayments are due on the Notes prior to their stated Maturity Date.  As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.

(b)Except in the case of a Par Letter of Credit Draw, the Notes shall become due and payable, at a price equal to 100% of the aggregate outstanding principal amount of the Notes, plus all accrued and unpaid interest, and the Make-Whole Amount, determined for the prepayment date with respect to such aggregate outstanding principal amount of the Notes, upon any rightfully submitted draw under the Noteholder L/C.

(c)In the case of a Par Letter of Credit Draw, the Notes specified in the applicable holder’s request under Section 4.2(g) of the Collateral Trust Agreement shall become due and payable, at a price equal to 100% of the aggregate outstanding principal amount of such Notes, plus all accrued and unpaid interest thereon, determined for the prepayment date with respect to such Notes, upon any rightfully submitted Par Letter of Credit Draw.  No Make-Whole Amount shall be included in the amount of any Par Letter of Credit Draw.  However, within ten (10) days following a Par Letter of Credit Draw made after the occurrence and during the continuance of a Rating Letter of Credit Event, the Company shall pay the holder or holders with respect to which such Par Letter of Credit Draw is made an amount equal to the Make-Whole Amount due under such Notes as of the day of such Par Letter of Credit Draw.  Except as set forth in the preceding sentence, notwithstanding any other provision of this Agreement or the Notes, no Make-Whole Amount shall be due in connection with any payment of the Notes in connection with a Par Letter of Credit Draw.

(e)Section 9.7(c) of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

(c)  [Intentionally Deleted].

(f)Section 9.8 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

Section 9.8.Pari Passu Ranking.  (a) The Indebtedness evidenced by the Notes will at all times until payment in full of the Notes, rank at least pari passu in right of payment, without preference or priority, with all of the Company’s other outstanding unsecured and unsubordinated obligations, except for those obligations that are mandatorily afforded priority by operation of law (and not by contract).

(b)The Indebtedness of the Parent and the Subsidiary Guarantors in respect of the Parent Guaranty and the Subsidiary Guaranty will, upon the execution and delivery thereof, and will continue to, at all times until the termination thereof, rank at least pari passu in right of payment, without preference or priority, with all of the Parent’s and the Subsidiary Guarantors’ other outstanding unsecured and unsubordinated obligations, respectively, except for those obligations that are mandatorily afforded priority by operation of law (and not by contract).

(g)The Note Purchase Agreement is hereby amended by adding the following new Section 9.9 thereto:

Section 9.9.Noteholder L/C.  (a)The Company will maintain a Noteholder L/C in favor of the Collateral Trustee for the ratable benefit of the holders of the Notes at all times from and after February 22, 2017 to and including the earlier of (i) February 14, 2021 or (ii) the indefeasible repayment of the Notes in full, in the Required LC Amount and that entitles the Collateral Trustee to make draws under the Noteholder L/C in connection with any Noteholder Letter of Credit Event and as set forth in the Collateral Trust Agreement.  At least thirty (30) days prior to the expiration of any Noteholder L/C, the Company will deliver to the Collateral Trustee, with a copy to each holder of the Notes, an amendment to or renewal of such existing Noteholder L/C, or a replacement irrevocable Noteholder L/C in favor of the Collateral Trustee, in an amount that is at all times equal to or greater than the Required LC Amount and that entitles the Collateral Trustee to make draws under the Noteholder L/C in connection with any Noteholder Letter of Credit Event and as set forth in the Collateral Trust Agreement.  Failure of the Company to deliver an amendment, renewal or replacement Noteholder L/C at least thirty (30) days prior to the expiration of any Noteholder L/C required by this Section 9.9(a) shall constitute a Noteholder Letter of Credit Event and shall entitle the Collateral Trustee, without any further action on the part of the Collateral Trustee or any holder, to draw in full the Required LC Amount under the existing Noteholder L/C.  The amendment, renewal or replacement Noteholder L/C shall be in form and substance reasonably satisfactory to the Required Holders and shall otherwise contain the same terms as set forth in Exhibit A to Amendment No. 4.

(b)In the event that, when taken together and at any time and from time to time, the amount available to be drawn by the Collateral Trustee under the Letter of Credit shall be an amount less than the Required LC Amount, then the Company shall, no later than 20 days after such date, cause an additional, irrevocable, Letter of Credit to be issued to the Collateral Trustee as beneficiary thereof, for the ratable benefit of the holders of the Notes, with a copy delivered to the holders of the Notes, in an amount such that the aggregate amount of the Letter of Credit shall be equal to or greater than the Required LC Amount.  Failure of the Company to deliver such additional Letter of Credit within such 20 day period, shall constitute a Noteholder Letter of Credit Event and shall entitle the Collateral Trustee as directed by any holder, without any further action on the part of the Collateral Trustee or any holder, to draw, in whole or in part, on the existing Letter of Credit.  The additional Letter of Credit shall be in form and substance satisfactory to the Required Holders.

(h)Section 10.1 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

Section 10.1.[Intentionally Deleted].

(i)Section 10.4 of the Note Purchase Agreement is hereby amended as follows:

(1)Section 10.4(y) is replaced with “[Reserved];”;

(2)Section 10.4(z) is replaced with a “[Reserved]; and”;

(3)Section 10.4(aa) is hereby amended and restated in its entirety to read as follows:

“(aa) Liens securing Indebtedness not otherwise permitted by paragraphs (a) through (z) of this Section 10.4, provided that Priority Debt does not when incurred exceed 15% of Consolidated Total Assets as of the end of the most recently completed Fiscal Quarter.; and”

(4)The last paragraph of Section 10.4 of the Note Purchase Agreement is hereby deleted.

(j)Section 10.5(a) of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

(a) Indebtedness of a Subsidiary that is a Guarantor of the Notes;

(k)Section 10.8 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

Section 10.8. Restriction on Dividends and Other Distributions. The Parent and the Company will not, nor will they permit any Subsidiary to, declare or pay any dividend or make any distribution on its Capital Stock (other than dividends payable in its own Capital Stock) or redeem, repurchase or otherwise acquire or retire any of its Capital Stock at any time outstanding, except that the foregoing shall not prohibit any such dividend, distribution, redemption, repurchase, acquisition or retirement to the extent that such dividend, distribution, redemption, repurchase, acquisition or retirement is not prohibited under the Credit Agreement as amended from time to time. Without limiting the foregoing, if the Credit Agreement is terminated and not replaced by a successor Credit Agreement, this Section 10.8 shall terminate and be of no further force or effect.

(l)Section 11(c) of the Note Purchase Agreement is hereby amended by changing the reference to “Section 10.1” contained therein to “Section 10.2”.

(m)Section 11(m) of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

(m)the Parent or the Company defaults in the performance of or compliance with any term contained in the Collateral Trust Agreement.

(n)The phrase, “bound by this Agreement, the Collateral Documents and the Intercreditor Agreement”, is hereby deleted in Section 21 of the Note Purchase Agreement, and the phrase, “bound by this Agreement”, is substituted therefor.

(o)Section 22.8 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

Section 22.8.Holders of Notes to be Secured by Noteholder L/C and the Collateral Trust Agreement.  Each holder of a Note, other than the holders of Notes that are direct parties of the Collateral Trust Agreement, by its acceptance of a Note issued pursuant to this Agreement (whether pursuant to Section 13.2 or 13.3) shall be entitled to the ratable benefits of the Noteholder L/C and the Collateral Trust Agreement and bound by the terms of the Collateral Trust Agreement and, upon request of the Collateral Trustee, agrees to provide written confirmation of its agreement to be so bound.

(p)The Definition of “Change of Control” in Schedule B to the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Change of Control” means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Parent having ordinary voting power for the election of directors; (ii) the Parent shall cease to own, directly or indirectly and free and clear of all Liens or other encumbrances (other than Liens permitted by Section 10.4), all of the outstanding shares of voting stock of the Company and, other than pursuant to a transaction otherwise permitted under this Agreement, the Subsidiary Guarantors, on a fully diluted basis; or (iii) the majority of the board of directors of the Parent fails to consist of Continuing Directors.

(q)The Definition of “Collateral Documents” in Schedule B to the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Collateral Documents” means all agreements, instruments or documents entered into by the Parent or a Subsidiary creating Liens securing Indebtedness and other obligations payable by the Parent or any Subsidiary pursuant to the Credit Agreement, as such agreements or documents may hereafter be amended, modified or restated.

(r)The Definition of “Credit Agreement” in Schedule B to the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Credit Agreement” means the Fifth Amended and Restated Credit Agreement dated as of February 22, 2017 among the Company, as borrower, the Parent, the other loan parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other lenders party thereto, as such agreement may be hereafter amended, modified, restated, supplemented, replaced, refinanced, increased or reduced from time to time, and any successor credit agreement or similar facility.

(s)The Definition of “Financing Documents” in Schedule B to the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Financing Documents” means this Agreement, the Notes, the Parent Guaranty, the Subsidiary Guaranties, and the Collateral Trust Agreement.

(t)The following shall be added as a new defined terms in alphabetical order to Schedule B to the Note Purchase Agreement:

“Acceptable Bank” means a financial institution whose long term non credit enhanced senior debt securities are rated (a) “A-” or better by S&P, (b) “A-” or better by Fitch, (c) “A-1” or better by Moody’s, or (d) the equivalent rating from another NRSRO and otherwise reasonably acceptable to the Required Holders.  For purposes of determining the rating of the Issuing Bank, if at any time the Issuing Bank holds ratings from (i) two NRSROs, then the lower of such two ratings shall be used, and (ii) three or more NRSROs, then the second lowest of such ratings shall be used.

“Amendment No. 4” means the Amendment No. 4 to Note Purchase Agreement dated February 22, 2017 among the Company, the Parent and the Holders.

“Collateral Trustee” means Wilmington Trust National Association, as collateral trustee pursuant to the Collateral Trust Agreement and any successor thereto.

“Collateral Trust Agreement” means that certain Collateral Trust Agreement among the Collateral Trustee, the Parent, the Company, and the holders of the Notes dated as of February 22, 2017 and any and all renewals, extensions and replacements thereof.

“Fitch” means Fitch Ratings Ltd., and its successors and assigns.

“Issuing Bank” means any bank which issues a Noteholder L/C pursuant to the requirements of this Agreement and the Collateral Trust Agreement.

“Noteholder L/C” means a letter of credit or similar instrument issued in support of the Company’s obligations under the Notes, including, but not limited to that certain irrevocable, direct-pay letter of credit issued by an Acceptable Bank, substantially in the form of Exhibit A to Amendment No. 4 in the Required LC Amount from the Company to the Collateral Trustee, for the ratable benefit of the holders of the Notes, dated as of February 22, 2017 and any and all renewals, extensions and replacements thereof.

“Noteholder Letter of Credit Event” shall have the meaning assigned thereto in Section 4.2 of the Collateral Trust Agreement.

“NRSRO” means a Nationally Recognized Statistical Rating Organization so designated by the SEC whose status has been confirmed by the SVO.

“Par Letter of Credit Draw” shall have the meaning assigned thereto in Section 4.2(g) of the Collateral Trust Agreement.

“Principal and Interest LC Amount” means an amount drawn on the Noteholder L/C equal to the outstanding principal amount of any Note being paid in connection with such draw plus accrued interest on such Note through the date of such draw but excluding the Make-Whole Amount, if any.

“Rating Letter of Credit Event” means the failure of the Company to deliver to the Collateral Trustee, within thirty (30) days following the date of the public announcement of a rating change such that the Issuing Bank ceases to be an Acceptable Bank, a replacement irrevocable Noteholder L/C in favor of the Collateral Trustee, for the ratable benefit of the holders of the Notes, issued by an Acceptable Bank, containing the same terms as set forth in Exhibit A to Amendment No. 4, subject to such variations as the Company, the Collateral Trustee and the Required Holders shall agree.

“Required LC Amount” means an amount that is at all times equal to 110% of the aggregate principal amount of the Notes at the time outstanding.

(u)Schedule B to the Note Purchase Agreement is hereby amended and restated by deleting the following defined terms: “Collateral Agent”, “Covenant Holiday”, “Intercreditor Agreement”, “Leverage Ratio”, and “Transition Period”.

(v)The Company hereby agrees to pay an amendment fee (the “Noteholders’ Amendment Fee”) as set forth in Exhibit B hereto.  The holders hereby waive the requirements of the first sentence of Section 17.2(b) of the Note Purchase Agreement.

2.Release of Collateral and Withdrawal from the Intercreditor Agreement.  The holders of the Notes hereby authorize and direct JPMorgan Chase Bank, N.A., in its capacity as Collateral Agent (the “Collateral Agent”) under the Intercreditor Agreement dated as of October 15, 2007 among the Collateral Agent, JPMorgan Chase Bank, N.A., as agent for the lenders under the Credit Agreement and the holders of the Notes (the “Intercreditor Agreement”) to release any liens in favor of the holders of the Notes on the Collateral (as defined in the Intercreditor Agreement) and, the holders of the Notes hereby acknowledge and agree that as of the effective date hereof, such holders are no longer “Lenders” or “Secured Parties” under the Intercreditor Agreement and the Notes are no longer secured by the Collateral (as defined in the Intercreditor Agreement).

3.Conditions of Effectiveness.  This Amendment shall become effective and be deemed effective as of the date hereof, if, and only if, each of the following conditions is satisfied:

(a)The warranties and representations of the Company and the Parent contained in Section 4 hereof shall be true and correct as of the date of this Amendment.

(b)Executed counterparts of this Amendment, duly executed by the Company, Parent, and the holders of 100% of the Notes and acknowledged and agreed to by the

Subsidiary Guarantors, shall have been delivered to Chapman and Cutler LLP, as special counsel to the holders of the Notes.

(c)Executed counterparts of the Collateral Trust Agreement, duly executed by the Company, Parent, the holders of 100% of the Notes, and the Collateral Trustee, as collateral trustee, shall have been delivered to Chapman and Cutler LLP, as special counsel to the holders of the Notes.

(d)The executed original irrevocable, direct-pay letter of credit issued by JPMorgan Chase Bank, N.A., dated as of February 21, 2017, substantially in the form of Exhibit A hereto from the Company shall have been delivered to Chapman and Cutler LLP or the Collateral Trustee, for the ratable benefit of the holders of the Notes.

(e)The holders of the Notes (or Chapman and Cutler LLP, on behalf of such holders) shall have received a true, complete and correct copy of the Fifth Amended and Restated Credit Agreement dated as of February 22, 2017 among the Company, as borrower, the Parent, as credit party, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other lenders party thereto (the “Credit Agreement”).

(f)The Company shall have paid the reasonable and documented fees and expenses of Chapman and Cutler LLP, special counsel to the holders, in connection with the preparation, execution and delivery of this Amendment, to the extent invoiced prior to the date hereof.

(g)The Company shall have paid the Noteholders’ Amendment Fee.

4.Representations and Warranties.  Each of the Company and the Parent hereby represents and warrants (which representations shall survive the execution and delivery of this Amendment) to the holders that:

(a)the Collateral Trust Agreement, this Amendment and the Note Purchase Agreement as amended hereby, constitute legal, valid and binding obligations of the Company and the Parent and are enforceable against the Company and the Parent in accordance with their terms;

(b)the execution, delivery and performance by the Company and the Parent of this Amendment and the Collateral Trust Agreement (i) have been duly authorized by all necessary corporate action on the part of the Company and the Parent; (ii) do not require the consent, approval or authorization of any Governmental Authority, except for the filing of a Form 8-K with the SEC or any state blue sky laws; and (iii) do not and will not (A) contravene, result in any breach of, or constitute a default under, or, result in the creation of any Lien in respect of any property of the Parent, the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, shareholders agreement or any other agreement or instrument to which the Parent, the Company or any Subsidiary is bound or by which the Parent, the Company or any Subsidiary or any of their respective properties may be bound, (B) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or

Governmental Authority applicable to the Parent, the Company or any Subsidiary, or (C) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Parent, the Company or any Subsidiary; and

(c)no Default or Event of Default has occurred which is continuing as of the date hereof or would exist after giving effect to this Amendment.

5.Reference to and Effect on the Note Purchase Agreement.

(a)Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Note Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Note Purchase Agreement, as amended hereby.

(b)Except as specifically amended above, the Financing Documents and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.

(c)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any of the holders of the Notes, nor constitute a waiver of any provision of any Financing Document or any other documents, instruments and agreements executed and/or delivered in connection therewith.

6.Governing Law.  This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the state of New York excluding choice of law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

7.Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8.Counterparts; Electronic Execution.  This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of a signature page hereto by facsimile or email transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.

9.Entirety.  This Amendment embodies the entire agreement among the parties hereto and supersedes all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

[signature pages begin on next page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

ESSENDANT CO.

By: /s/Robert J. Kelderhouse
Name: Robert J. Kelderhouse
Title: Vice President and Treasurer

ESSENDANT INC.

By: /s/Robert J. Kelderhouse
Name: Robert J. Kelderhouse
Title: Vice President and Treasurer

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:/s/Anthony Coletta
Name: Anthony Coletta
Title: Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By: PGIM, Inc.
(as Investment Manager)

By:/s/Anthony Coletta
Name: Anthony Coletta
Title: Vice President

THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.

By: Prudential Investment Management (Japan), Inc. (as Investment Manager)

By: PGIM, Inc. (as Sub-Adviser)

By:/s/Anthony Coletta
Name: Anthony Coletta
Title: Vice President

FARMERS INSURANCE EXCHANGE
MID CENTURY INSURANCE COMPANY
FARMERS NEW WORLD LIFE INSURANCE COMPANY
PHYSICIANS MUTUAL INSURANCE COMPANY

By: Prudential Private Placement Investors, L.P. (as Investment Advisor)

By: Prudential Private Placement Investors, Inc.
(as its General Partner)

By:/s/Anthony Coletta
Name: Anthony Coletta
Title: Vice President

METROPOLITAN LIFE INSURANCE COMPANY

By /s/ John Wills
Name: John Wills
Title: Vice President and Managing Director

METLIFE INSURANCE COMPANY USA
f/k/a METLIFE INSURANCE COMPANY OF CONNECTICUT
By MetLife Investment Advisors, LLC, its Investment Manager
By /s/ C. Scott Inglis
Name: C. Scott Inglis
Title: Managing Director

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By: Barings LLC as Investment Adviser

By: /s/John B. Wheeler
Name: John B. Wheeler
Title: Managing Director

MASSMUTUAL ASIA LIMITED

By: Barings LLC as Investment Adviser

By:/s/John B. Wheeler
Name: John B. Wheeler
Title: Managing Director

WOODMEN OF THE WORLD LIFE INSURANCE SOCIETY

By: /s/Shawn Bengston
Name: Shawn Bengston
Title: Vice President Investment

Acknowledged and agreed to by:

SUBSIDIARY GUARANTORS:

ESSENDANT FINANCIAL SERVICES LLC
ESSENDANT MANAGEMENT SERVICES LLC
ESSENDANT INDUSTRIAL LLC
O.K.I. SUPPLY, LLC
CPO COMMERCE ACQUISITION, LLC
CPO COMMERCE, LLC
LIBERTY BELL EQUIPMENT CORPORATION
TRANSSUPPLY GROUP, LLC
LABEL INDUSTRIES, INC.
NESTOR HOLDING COMPANY
NESTOR SALES HOLDCO, LLC
NESTOR SALES LLC

By: /s/Robert J. Kelderhouse
Name: Robert J. Kelderhouse
Title: Vice President and Treasurer

EXHIBIT A

Collateral Trust Agreement

This Collateral Trust Agreement dated as of February __, 2017 (together with all exhibits, schedules, extensions, renewals, amendments, substitutions and replacements hereto and hereof, the “Agreement”) is among (i) Wilmington Trust, National Association, a national banking association (“Wilmington Trust”), in its capacity as collateral trustee (in such capacity, together with its successors and assigns, the “Collateral Trustee”) for the Holders (as hereinafter defined), (ii) the holders of the Notes described below (collectively, together with their successors and assigns, the “Holders”), (iii) Essendant Co., an Illinois corporation (formerly known as United Stationers Supply Co.; the “Company”), and (iv) Essendant Inc., a Delaware corporation (formerly known as United Stationers Inc.; the “Parent”).

Recitals

A.Pursuant to a Note Purchase Agreement dated as of November 25, 2013, among the Company, and the Parent and the purchasers listed on Schedule A thereto (as amended, supplemented or otherwise modified prior to the date hereof and as amended by Amendment No. 4 to Note Purchase Agreement dated as of the date hereof, the “Note Purchase Agreement”), the Company issued $150,000,000 of its 3.75% Secured Senior Notes due January 15, 2021 (the “Notes”).  Capitalized terms that are used herein without definition and that are defined in the Note Purchase Agreement shall have the same meanings herein as in the Note Purchase Agreement.

B.The Notes and other indebtedness of the Company were initially secured by a lien on certain assets of the Company and the Subsidiary Guarantors.

C.The Parent, the Company and the Holders will enter into Amendment No. 4 to Note Purchase Agreement dated as of the date hereof in the form attached hereto as Exhibit A (“Amendment No. 4”), pursuant to which the Note Purchase Agreement will be amended whereby, among other things, the Holders will release the liens on collateral previously securing the Notes in exchange for one or more letters of credit in the form attached hereto as Exhibit A (as such letters may be extended, replaced or modified from time to time, collectively, the “Letter of Credit”), to be issued to the Collateral Trustee, as beneficiary, for the benefit of the Holders in support of the Notes.

D.The Holders desire that Wilmington Trust, shall be the Collateral Trustee to act on behalf of all of the Holders regarding the Letter of Credit, and the Holders have entered into this Agreement to, among other things, further define the rights, duties, authority and responsibilities of the Collateral Trustee.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and intending to be legally bound hereby, the parties hereto agree as follows:

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Essendant Co. and Essendant Inc.Collateral Trust Agreement

Article I
Recitals; Definitions and Other Conventions

Section 1.1.Recitals. The foregoing recitals are hereby incorporated into and made a material part of this Agreement.

Section 1.2.Definitions.  (a) As used in this Agreement (including the preamble and recitals hereto), any capitalized term used herein which is not defined in the provisions of this Agreement shall have the meaning assigned thereto in the Note Purchase Agreement.

(b)The following terms shall have the following meanings:

“Collateral Trustee Documents” shall mean the Letter of Credit and this Agreement.

“L/C Proceeds” means proceeds of a draw under the Letter of Credit.

“Maturity Event” shall mean the maturity of the Notes on the scheduled due date thereof or by acceleration pursuant to Section 12.1 of the Note Purchase Agreement, whether by declaration or otherwise.

“Note Documents” shall mean the Note Purchase Agreement (as amended to date, including but not limited to Amendment No. 4), the Notes, the Parent Guaranty, the Subsidiary Guaranties, and the Collateral Trustee Documents.

“Noteholder Letter of Credit Event” shall have the meaning assigned thereto in Section 4.2.

“Par Letter of Credit Draw” shall have the meaning assigned thereto in Section 4.2(g).

Article II
Appointment and Authorization of Collateral Trustee

Section 2.1.Appointment of Authority.  Each Holder, by execution hereof, designates and appoints Wilmington Trust, to act as the Collateral Trustee for it under this Agreement, and each Holder by execution hereof, authorizes the Collateral Trustee, as Collateral Trustee acting on behalf of and for such Holder’s benefit, to execute and enter into each of the Collateral Trustee Documents and all other instruments relating to the security for the Notes, to take such action under the provisions of the Collateral Trustee Documents, each other Note Document, as applicable, and all other instruments relating thereto, and to exercise such powers and perform such duties as are expressly delegated to the Collateral Trustee by the terms hereof, including, without limitation, to make drawings under the Letter of Credit, and thereof, together with such other powers as are reasonably incidental thereto, all subject to the terms of this Agreement.  The Company and the Parent acknowledge and consent to the foregoing designation and appointment of the Collateral Trustee by each Holder.  Each of the Holders, the Company and the Parent acknowledge and agree that (i) the Collateral Trustee Documents and other instruments relating to the Notes do, and may, also provide benefits to the Collateral Trustee and secure the

Essendant Co. and Essendant Inc.Collateral Trust Agreement

obligations owed to the Collateral Trustee pursuant to this Agreement and such documents and (ii) the Collateral Trustee shall hold the Letter of Credit for both the benefit of the Holders and the Collateral Trustee.

Section 2.2.Collateral Deposit Account.  The Collateral Trustee shall maintain the Collateral Deposit Account established pursuant to Section 4.5 hereof and take actions with respect thereto as provided in this Agreement and the other Collateral Trustee Documents.

Article III
Collateral Trustee Provisions

Section 3.1.Retain and Reliance on Experts.  (a) The Collateral Trustee may, at the Company’s cost and expense, appoint such agents and employ or retain such counsel, accountants, engineers, appraisers or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder and, so long as they have been appointed with due care, shall not be responsible for any misconduct on the part of any of them.

(b)The Collateral Trustee may act and rely and shall be fully protected in acting in good faith on the opinion or advice of or information obtained from any agent, counsel, accountant, engineer, appraiser or other expert or adviser, whether retained or employed by the Company, the Parent, the Holders or the Collateral Trustee, in relation to any matter arising in the performance of its duties under this Agreement and each other Note Document, as applicable.

Section 3.2.Exculpatory Provisions.  The Collateral Trustee or any of its officers, directors, employees, representatives (including counsel, accountants, engineers, appraisers and other experts and advisers), agents, attorneys‑in‑fact or affiliates shall not be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Note Documents (except for its or such Person’s personal liability for its own or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Holders for any recitals, statements, representations or warranties made by the Company, the Parent or any officer thereof contained in any Note Document or in any certificate, report, statement or other document referred to or provided for in, or received by, the Collateral Trustee under or in connection with this Agreement or any other Note Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Letter of Credit or the Note Documents, or for any failure of the Company or the Parent to perform its obligations thereunder.  The Collateral Trustee shall not be under any obligation to the Holders to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Note Documents.  The Collateral Trustee shall not be liable for any error of judgment made in good faith by a responsible officer, director or employee unless it shall be proved that the Collateral Trustee was grossly negligent in ascertaining the pertinent facts.  The Collateral Trustee shall not be liable for any action or inaction taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.  In no event shall the Collateral Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes

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or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.  In no event shall the Collateral Trustee be responsible or liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Collateral Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 3.3.Reliance by Collateral Trustee.  Except for the gross negligence or willful misconduct of the Collateral Trustee, the Collateral Trustee shall be entitled to conclusively act and rely, and shall be fully protected in acting and relying, upon (i) any writing, resolution, notice, consent, certificate, affidavit, letter, email, telecopy, telex or facsimile message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and (ii) any advice and/or statements of legal counsel (including, without limitation, counsel to the Company or the Parent), independent accountants or other experts selected and retained with reasonable care by the Collateral Trustee; and the Collateral Trustee shall not be liable to any other person for any action taken or omitted under, in connection with, or pursuant to this Agreement or the other Note Documents in accordance with any such writing, resolution, notice, consent, certificate, letter, email, telecopy, telex or facsimile message, statement, order or other document or conversation or any advice or statement of legal counsel, independent accountants or other experts.  The Collateral Trustee shall be under no duty to confirm or investigate the accuracy of any mathematical calculation or any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such calculation or statement or the correctness of such certificates or opinions.  The Collateral Trustee shall be fully justified in failing or refusing to take action under this Agreement or the other Note Documents, and shall suffer no liability for so doing, unless it shall first receive such advice or concurrence of the Holders as is contemplated by Article V hereof.  The Collateral Trustee, in all cases, shall be fully protected in acting, or in refraining from acting, under this Agreement and the other Note Documents in accordance with the provisions of Article V hereof, and any action taken or failure to act pursuant thereto shall be binding upon all the Holders.  The Collateral Trustee shall be at liberty to request and to accept as sufficient evidence a certificate signed or purported to be signed on behalf of the Required Holders to the effect that any particular dealing, transaction, step or thing is, in the opinion of the Required Holders, suitable or expedient or as to any other fact or matter upon which the Collateral Trustee may require to be satisfied and the Collateral Trustee shall be in no way bound to call for further evidence or to be responsible for any loss that may be occasioned by acting on any such certificate.

Section 3.4.Indemnification.  In addition to and without limiting any other protection of the Collateral Trustee hereunder or otherwise by law, each Holder, in proportion to the aggregate principal amount of the Notes held by each such Holder as a percentage of the aggregate principal amount of all Notes then outstanding, shall indemnify and hold the Collateral Trustee, its officers, directors, employees, representatives and agents harmless from and against its pro rata share of any and all liabilities, losses, claims, damages, penalties, actions, suits, demands, levies, costs, taxes, expenses and disbursements including any and all reasonable legal and adviser fees, expenses and disbursements of whatever kind or nature which may at any time be suffered by, imposed on, incurred by or asserted against the Collateral Trustee, whether groundless or otherwise, howsoever arising from or out of any act, omission or error of the

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Collateral Trustee in connection with its acting as Collateral Trustee hereunder unless arising from the gross negligence or willful misconduct on the part of the Collateral Trustee or otherwise covered by the provisions of Section 5.10.  This Section 3.4 shall be expressly construed to include, but not be limited to, such indemnities, compensation, expenses, disbursements, advances, losses, liabilities, damages and the like, as may pertain or relate to any environmental law or environmental matter.  Notwithstanding any other provision hereof, this indemnity shall survive the removal, or resignation of the Collateral Trustee, satisfaction and discharge of the Note Purchase Agreement, payment in full of the Notes, and termination of this Agreement.

Section 3.5.Deduction from Proceeds.  The Collateral Trustee shall be entitled to deduct all amounts owing to it pursuant to any of Sections 3.3, 3.4 or 5.10 of this Agreement or any other indemnification provision granted to it pursuant to, or in connection with, this Agreement or the other Note Documents from any proceeds from enforcement of, or other realization upon, the Letter of Credit and any amounts distributed to, or received by, it pursuant to the terms of the Note Documents.

Section 3.6.Provision of Information.  The Holders (whether directly or through the Required Holders) shall provide the Collateral Trustee with all necessary written directions and information as it may reasonably require for the purposes of carrying out its duties and obligations under this Agreement and the other Collateral Trustee Documents, including, without limitation, administrative details and payment instructions as set forth on Schedule 1 hereto and applicable United States federal income tax forms.

Article IV
Letter of Credit; Collateral Deposit Account

Section 4.1.Letter of Credit.  As more fully provided in Section 9.9 of the Note Purchase Agreement, the Company will, at all times from and after February 22, 2017 to and including the earlier of (i) February 14, 2021 or (ii) the indefeasible repayment of the Notes in full, maintain a Letter of Credit in favor of the Collateral Trustee as beneficiary for the ratable benefit of the Holders of the Notes in an amount that is at all times equal to or greater than the Required L/C Amount as certified in writing by the Company to the Collateral Trustee from time to time.  The Collateral Trustee shall be entitled to make draws on such Letter of Credit as provided herein.

Section 4.2.Noteholder Letter of Credit Event. A “Noteholder Letter of Credit Event” shall exist if any of the following conditions or events shall occur and be continuing:

(a)if (i) any of (1) an existing Letter of Credit shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a determination by any Governmental Authority that such Letter of Credit is invalid, void or unenforceable, (2) the Company or the Issuing Bank shall contest or deny in writing the validity or enforceability of any Letter of Credit, (3) the Issuing Bank shall fail to honor any Letter of Credit or drawing certificate in accordance with the terms thereof presented to it by the Collateral Trustee, or (4) any event occurs with respect to the Issuing Bank which under the laws of any jurisdiction is analogous to any of the Events of Default described in Section 11(g) or (h) of the Note Purchase Agreement, and

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(ii)the Company fails to deliver to the Collateral Trustee a replacement Letter of Credit in an amount such that the Letter of Credit equals or exceeds the Required L/C Amount within three (3) Business Days of the occurrence of any event described in subclauses (i)(1) through (i)(4) above; or

(b)the Company has failed to deliver to the Collateral Trustee an amendment or renewal to a letter of credit, or a replacement irrevocable letter of credit issued for the benefit of the Collateral Trustee pursuant to the requirements of Section 9.9(a) of the Note Purchase Agreement; or

(c)the amount which may be drawn by the Collateral Trustee under the Letter of Credit shall be less than the Required L/C Amount and Debtor has failed to deliver an additional Letter of Credit in form and substance satisfactory to the Collateral Trustee and the Required Holders within twenty (20) days after such deficiency occurs as required by Section 9.9(b) of the Note Purchase Agreement; or

(d)an Event of Default under Section 11(a), 11(b), 11(f), 11(g) or 11(h) of the Note Purchase Agreement shall have occurred; or

(e)a Maturity Event shall have occurred; or

(f)if one or more of the lenders or the administrative agent under the Credit Agreement accelerates the obligations due thereunder, or if the Credit Agreement terminates and is not renewed or replaced prior to the maturity date of the Notes, or any revolving loan commitment under the Credit Agreement expires or otherwise terminates or the Credit Agreement terminates in whole; or

(g)if any Holder makes a written request to the Collateral Trustee to draw an amount equal to the Principal and Interest L/C Amount with respect to the Notes held by such Holder (such draw under this clause (g), a “Par Letter of Credit Draw”).

Section 4.3.Notice of Noteholder Letter of Credit Events.  Upon the occurrence of a Noteholder Letter of Credit Event, the Company shall, and the Required Holders may, deliver to the Collateral Trustee a notice of Noteholder Letter of Credit Event relating thereto.  Any Holder seeking a Par Letter of Credit Draw shall deliver its request therefor in writing to the Collateral Trustee and each other Holder of Notes no later than the fifth Business Day prior to the date of such Par Letter of Credit Draw.

Section 4.4.Actions with Respect to Letter of Credit.  (a) Except in the event of a Par Letter of Credit Draw as set forth in Section 4.4(c) below, upon the Collateral Trustee’s receipt of a written notice of Noteholder Letter of Credit Event and written instructions from the Required Holders, the Collateral Trustee shall draw upon the Letter of Credit in such manner as set forth in this Section 4.4 or as otherwise directed in writing by the Required Holders.  Whether before or after any Noteholder Letter of Credit Event, subject to the terms and conditions hereof, the Collateral Trustee shall follow the written instructions of the Required Holders with respect to the preservation, protection, collection or realization upon any Letter of

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Credit.  If the Collateral Trustee has requested instructions from the Required Holders at a time when a notice of Noteholder Letter of Credit Event shall be outstanding and the Required Holders have not responded to such request within ten (10) Business Days thereafter (excluding a notification that the Required Holders have not agreed upon the actions to be taken by the Collateral Trustee, in which case, the Collateral Trustee shall take no action until written instructions of the Required Holders are received), the Collateral Trustee may take, but shall have no obligation to take, any and all actions under the Letter of Credit, as the Collateral Trustee, in good faith, shall determine; provided, however, that, if written instructions are thereafter received from the Required Holders, then any subsequent actions of the Collateral Trustee shall be subject to such written instructions.

(b)If a Noteholder Letter of Credit Event described in Section 4.2(a) through (f), inclusive, occurs and is continuing and the Required Holders so direct, then the Collateral Trustee shall draw on the Letter of Credit, in an amount equal to at least 100% of the aggregate principal amount of the Notes outstanding, together with all accrued and unpaid interest to but excluding the payment date plus the Make Whole Amount, such amounts as calculated and specified in detail in a writing by the Required Holders, plus any due and unpaid fees, costs and reasonable and documented expenses of the Collateral Trustee and its agents and attorneys (including any legal fees, expenses and disbursements) incurred in connection with the execution of its duties as Collateral Trustee.  Any L/C Proceeds so received by the Collateral Trustee shall be deposited by the Collateral Trustee in the Collateral Deposit Account and be applied in accordance with Section 5.5 hereof.

(c)If at any time a Holder requests a Par Letter of Credit Draw, then the Collateral Trustee shall draw on the Letter of Credit an amount equal to the Principal and Interest L/C Amount applicable to such Holder plus any due and unpaid fees, costs and reasonable and documented expenses of the Collateral Trustee (including legal fees, expenses and disbursements) incurred in connection with the execution of its duties as Collateral Trustee.  Any L/C Proceeds so received by the Collateral Trustee shall be applied in accordance with Section 5.5 hereof.

Section 4.5.Collateral Deposit Account. (a) The Company and the Holders hereby authorize and direct the Collateral Trustee to establish and at all times maintain a restricted deposit account (herein, the “Collateral Deposit Account”) with the Collateral Trustee or another state or national bank having a long-term senior debt rating no less than that of the Collateral Trustee or its holding company (the “Bank”). The Collateral Deposit Account shall be established and maintained by the Collateral Trustee in the name of the Collateral Trustee, as Collateral Trustee for the Holders, to be held as a trust account and segregated from other assets of the Collateral Trustee and the Bank, and under the sole dominion and control of the Collateral Trustee for the benefit of the Collateral Trustee and the Holders, and designated the “Essendant Collateral Deposit Account”.  All monies which are received by the Collateral Trustee with respect to the Letter of Credit, or otherwise, and not otherwise distributed pursuant to Section 5.5 shall be deposited in the Collateral Deposit Account and thereafter shall be held, applied and disbursed by the Collateral Trustee in accordance with the terms of this Agreement.

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(b)All amounts held by the Collateral Trustee in the Collateral Deposit Account shall be held for the ratable benefit of the Holders, and for application by the Collateral Trustee (to the extent available) in accordance with Section 5.5.  The Collateral Deposit Account shall be held in the name of and subject to the exclusive dominion and control of the Collateral Trustee for the ratable benefit of the Holders.  The Collateral Trustee is not liable to pay any interest or investment income on funds received by the Collateral Trustee except as otherwise agreed in writing.

Section 4.6.Security Procedures.  Any instructions for disbursements to or at the order of any Holders or other written directions made by any Holders pursuant to this Agreement shall be in writing, shall be delivered in accordance with Section 6.5 hereof and shall comply with the following security procedures:

(a)Attached as Schedule 1 hereto and made a part hereof is a list of those Persons entitled to give notices, instructions and other communications to the Collateral Trustee on behalf of each Holder hereunder and the respective payment instructions for each such Holder.

(b)Once delivered to the Collateral Trustee, Schedule 1 hereto may be revised or rescinded only by a written direction letter in form and substance satisfactory to the Collateral Trustee executed and delivered by the relevant Holder.  Such revisions or rescissions shall be effective only after actual receipt of such written direction letter by the Collateral Trustee.  If an amended Schedule 1 is delivered to the Collateral Trustee by an entity that is a successor-in-interest to a Holder, such document shall be accompanied by additional documentation satisfactory to the Collateral Trustee showing that such entity has succeeded to the rights and responsibilities of the Holder under this Agreement.

(c)Each Holder shall also provide an IRS Form W-9 or appropriate IRS Form W-8, as applicable, to the Collateral Trustee before the Collateral Trustee will make any payment or other distribution to such Holder.

Article V
Actions by Collateral Trustee

Section 5.1.Duties; Secured Obligations.  (a) The only duties and obligations which the Collateral Trustee shall have are those set forth in this Agreement and in the other Collateral Trustee Documents, and no implied covenants or obligations shall be read into this Agreement or into any Note Document against the Collateral Trustee.  All such duties and obligations are solely ministerial in nature and the Collateral Trustee shall not be deemed to have fiduciary obligations to any party.  The permissive right of the Collateral Trustee to do things enumerated in this Agreement or the Collateral Trustee Documents shall not be construed as a duty of the Collateral Trustee.  The Collateral Trustee shall not be required to take any action or exercise any rights, remedies, powers or discretions under or in connection with this Agreement or the other Collateral Trustee Documents beyond those which the Required Holders shall specifically instruct the Collateral Trustee in writing to take or exercise and then only to the extent stated in

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the Required Holders’ specific instructions in writing (it being agreed that all actions expressly required to be taken by the Collateral Trustee or the Collateral Trustee Documents shall be deemed to be actions so instructed by the Required Holders).  Notwithstanding the foregoing, the Collateral Trustee may refrain from doing anything which would be in its reasonable opinion contrary to this Agreement or the other Collateral Trustee Documents, any law or regulation of any jurisdiction or any order or directive of any court, governmental agency or other regulatory body or which would otherwise render it liable to any Person and may do anything which is, in its reasonable opinion, necessary to comply with any such law, regulation, order or directive.

(b)The Collateral Trustee upon receipt of a notice of a Default or Event of Default furnished to the Collateral Trustee pursuant to the provisions of this Agreement or any Note Document shall promptly furnish copies of the same to all Holders.  The Collateral Trustee shall not be deemed to have notice of any Default, Event of Default, Noteholder Letter of Credit Event or transfer of Notes unless written notice of any event which is in fact such a Default, Event of Default, Noteholder Letter of Credit Event or transfer of Notes is received by the Collateral Trustee at the corporate trust office of the Collateral Trustee, and such notice references the Notes and this Agreement.

(c)In the event that the Collateral Trustee shall receive any written notice, request for amendment, consent or waiver, or other writing from the Company or the Parent, the Collateral Trustee shall promptly furnish copies of the same to all Holders unless it is evident that such notice or writing shall have been furnished directly to the Holders and shall respond to any such request in accordance with the instructions of all of the Holders or the Required Holders, as the case may be.

(d)In the event that the Collateral Trustee also maintains the register of Notes, the Collateral Trustee will provide to any Holder upon written request, the names and addresses of all other Holders.  In addition, in the event that the Collateral Trustee shall receive any written notice or other written communication from a Holder accompanied by a written request to furnish the same to all Holders, the Collateral Trustee shall promptly furnish the same to all Holders.  Every Holder, by receiving and holding the same, agrees with the Company and the Collateral Trustee that neither the Company, the Parent, nor the Collateral Trustee, nor any of their agents will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the provisions of this Agreement.

(e)In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or instruction, the Collateral Trustee shall be entitled to conclusively rely, and shall be fully protected in relying, on written information provided by such Holder stating such amount.

Section 5.2.Requesting Instructions.  The Collateral Trustee may at any time request written direction from the Holders as to any course of action or other matter relating to the performance of its duties under this Agreement or the other Collateral Trustee Documents and the Holders shall promptly comply with such request.  Directions given to the Collateral Trustee by all of the Holders or the Required Holders, as the case may be, shall be binding on each of the

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Holders. The Collateral Trustee shall be permitted to certify to third parties that actions it takes are pursuant to the direction of all of the Holders or the Required Holders, as the case may be.

Section 5.3.Administrative Actions.  The Collateral Trustee shall have the right (but not the obligation) to take such actions, or omit to take such actions, hereunder and under the other Collateral Trustee Documents not inconsistent with the instructions of the Holders or the terms of the Collateral Trustee Documents and this Agreement, necessary to comply with any law, regulation, order or directive, including without limitation actions necessary or appropriate to maintain the Letter of Credit.  The Collateral Trustee shall have no duty as to the collection or protection of the Letter of Credit or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of rights pertaining to the Letter of Credit beyond the safe custody of the Letter of Credit or any replacement thereof in the Collateral Trustee’s possession.

Section 5.4.Exercise of Remedies.  The Collateral Trustee shall only be authorized to take such actions under the Collateral Trustee Documents and to enforce or prepare to enforce the remedies available under such Collateral Trustee Documents as are directed in a written notice by the Required Holders.  In furtherance of the foregoing, the Collateral Trustee agrees to make such demands and give such notices under the Collateral Trustee Documents as may be requested by, and to take such action to enforce the Collateral Trustee Documents and to draw upon, collect and dispose of the Letter of Credit or any portion thereof as may be directed by the Required Holders; provided, however, that the Collateral Trustee shall not take any action that is in its reasonable opinion contrary to the terms of this Agreement or the law or regulation of any jurisdiction or any order or directive of any court, governmental agency or other regulatory body, and the Collateral Trustee shall not be required to take any action directed by the Holders unless indemnified by the Holders in accordance with the provisions of Section 3.3 or 3.4 hereof, as applicable.

Section 5.5.Application of Proceeds.  (a)The Collateral Trustee and each of the Holders agree that (i) any and all L/C Proceeds, and (ii) any and all other amounts held in the Collateral Deposit Account, in all cases, shall be shared by the Holders (or, in the case of a Par Letter of Credit Draw, the Holders requesting such Par Letter of Credit Draw) and held in the Collateral Deposit Account until paid to and applied by the Collateral Trustee to the payment of the Notes in accordance with the priorities and at the times set forth below, with application against the outstanding amounts (excluding Make-Whole Amounts, if any, in the case of a Par Letter of Credit Draw, but including any Make-Whole Amount in the case of any draw other than a Par Letter of Credit Draw) owed each such Holder made in the manner determined by such Holder:

(A)First, upon such amounts becoming due in accordance with Section 5.10, to the payment of the fees, costs and reasonable and documented expenses of the Collateral Trustee (including legal fees, expenses and disbursements) incurred in connection with the execution of its duties as Collateral Trustee, in exercising or attempting to exercise any right or remedy hereunder or thereunder, including, without limitation, making any draw under the Letter of Credit, and all amounts against or for which the Collateral Trustee is to be indemnified or reimbursed hereunder (excluding any such costs, expenses or amounts which have theretofore been reimbursed);

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(B)Second, after payment in full of the amounts, if any, set forth in Item First, L/C Proceeds received in connection with a draw other than a Par Letter of Credit Draw, to payment of the outstanding principal and accrued interest to but excluding the payment date and any Make-Whole Amount under the Notes becoming due in accordance with Note Documents, to the Holders, ratably, in accordance with the respective outstanding amounts of Notes held by such Holder as directed in writing by such Holders;

(C)Third, after payment in full of the amounts, if any, set forth in Item Second, L/C Proceeds received in connection with a Par Letter of Credit Draw, to payment of the outstanding principal and accrued interest to but excluding the payment date (without any Make-Whole Amount) due under the Notes held by the Holder or Holders making the request for such draw, to such Holders, ratably, in accordance with the respective outstanding amounts of Notes held by such Holders as directed in writing by such Holders; and

(D)Last, after the indefeasible payment in full of all amounts due under the Note Documents, to the payment of the surplus, if any, to the Company.

(b)In determining the amount owed to a Holder, the Collateral Trustee shall be entitled to rely, and shall be fully protected in relying, on written information provided by the Company or such Holder stating such amount.  A Holder may provide such information to the Collateral Trustee at any time and the Collateral Trustee may also request such information at any time.  If a Holder does not timely provide the Collateral Trustee a statement of any such amount owed, the Collateral Trustee may make distributions permitted or required hereunder based on the amount(s) owed as reflected in the books and records of the Company as certified to the Collateral Trustee in an Officer’s Certificate and, in that instance, the Collateral Trustee shall be fully protected in making distributions hereunder based on such books and records.

Section 5.6.Resignation or Termination of Collateral Trustee.  The Collateral Trustee may resign as Collateral Trustee upon not less than thirty (30) days’ written notice to each of the Holders (with a copy to the Company), such resignation to take effect upon the acceptance by a successor Collateral Trustee of its appointment as the Collateral Trustee hereunder.  In addition, the Required Holders may remove the Collateral Trustee, with or without cause, each by giving written notice thereof to the Collateral Trustee (with a copy to the Company) not less than thirty (30) days prior to the effective date of such removal (the “Removal Date”).  Upon any such resignation or removal, the Required Holders shall have the right to appoint a successor Collateral Trustee which meets the eligibility requirements of Section 5.8, which appointment, so long as no Default or Event of Default is then continuing, shall be approved by the Company, which approval shall not be unreasonably withheld.  If no successor Collateral Trustee shall have been so appointed and shall have accepted such appointment in writing within thirty (30) days after the retiring Collateral Trustee’s giving of notice of resignation or by the Removal Date, then the retiring Collateral Trustee may, on behalf of the Holders, appoint a successor Collateral Trustee which meets the eligibility requirements of Section 5.8 or apply to a court of competent jurisdiction for the appointment of a successor Collateral Trustee, and the Company and the Parent agree to pay such reasonable and documented fees and expenses described in Section 5.10 of any such appointee.  Upon acceptance of appointment as Collateral Trustee, such successor shall thereupon and forthwith succeed to and become vested with all the rights, powers

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and privileges, immunities and duties of the retiring Collateral Trustee, and the retiring Collateral Trustee, upon the signing, transferring and setting over to such successor Collateral Trustee all rights, moneys and other collateral held by it in its capacity as Collateral Trustee, shall be discharged and released from its duties and obligations hereunder and under the other Collateral Trustee Documents.  After any retiring Collateral Trustee’s resignation or removal as Collateral Trustee, the provisions of Article III and Article V of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it acted as Collateral Trustee.  Notwithstanding the resignation or removal of the Collateral Trustee for any reason, to the extent that the Collateral Trustee was entitled to, and has not been paid, fees, indemnities and reimbursements for expenses and disbursements (including legal fees, expenses and disbursements) under this Agreement or the Collateral Trustee Documents, the Collateral Trustee shall remain entitled to and be paid all such fees, indemnities and reimbursements for all expenses and disbursements (including legal fees, expenses and disbursements) related to the duties, inactions and actions of the Collateral Trustee prior to its successor assuming its obligations as Collateral Trustee.  The retiring Collateral Trustee shall have no responsibility or liability for any action or inaction of any successor Collateral Trustee.

Section 5.7.Succession of Successor Collateral Trustee.  Any successor Collateral Trustee appointed hereunder shall execute, acknowledge and deliver to the Company, the Holders and the predecessor Collateral Trustee an instrument in a form acceptable to the Company, the Parent, the Holders and the predecessor Collateral Trustee accepting such appointment, and thereupon such successor Collateral Trustee, without any further act, deed, conveyance or transfer, shall become vested with title to the Letter of Credit as Collateral Trustee, and with all the rights, powers, duties and obligations of the predecessor Collateral Trustee in the trust hereunder, with like effect as if originally named as Collateral Trustee herein.

Upon the request of any such successor Collateral Trustee, however, the Holders and the predecessor Collateral Trustee shall, at the expense of the Company and the Parent, promptly execute and deliver such instruments of conveyance and further assurance reflecting terms consistent with the terms of the Collateral Trustee Documents then in effect and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Collateral Trustee its interest in the Letter of Credit and all such rights, powers, duties and obligations of the predecessor Collateral Trustee hereunder, and the predecessor Collateral Trustee shall also promptly assign and deliver to the successor Collateral Trustee the Letter of Credit then in its possession.

Section 5.8.Eligibility of Collateral Trustee. Any successor Collateral Trustee shall:

(a)be a state or national bank or trust company in good standing, organized under the laws of the United States of America or any state thereof;

(b)have no material conflict of interest with regard to the fulfillment of its covenants and obligations hereunder;

(c)have capital, surplus and undivided profits aggregating at least $100,000,000; and

(d)be willing and able to accept the duties hereunder upon reasonable and customary terms.

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Section 5.9.Successor Collateral Trustee by Merger.  Any corporation or other Person into which the Collateral Trustee may be merged or with which it may be consolidated or amalgamated, or any corporation or other Person resulting from any merger, amalgamation or consolidation to which the Collateral Trustee shall be a party, or any bank or trust company in any manner succeeding to the corporate trust business of the Collateral Trustee as a whole or substantially as a whole shall be the successor of the Collateral Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything to the contrary contained herein notwithstanding.

Section 5.10.Compensation and Reimbursement of Collateral Trustee. Each of the Company and the Parent jointly and severally agree,

(a)to pay to the Collateral Trustee all of its reasonable and documented expenses, including but not limited to fees and expenses of of the Collateral Trustee’s legal counsel and the reasonable and documented compensation and disbursements of all other advisors, agents and assistants not regularly in the Collateral Trustee’s employ, pursuant to the terms of this Agreement or the other Collateral Trustee Documents and/or resulting from or relating to its acting as Collateral Trustee pursuant to this Agreement including, for the avoidance of doubt, fees and expenses (including legal fees, expenses and disbursements) relating to its appointment as Collateral Trustee and the arrangements related thereto;

(b)to pay to the Collateral Trustee from time to time reasonable and documented compensation for all services rendered by it hereunder or under the other Collateral Trustee Documents as agreed to by the Company and the Collateral Trustee in writing;

(c)to reimburse the Collateral Trustee upon its request for all reasonable and documented expenses, disbursements and advances (including legal fees, expenses and disbursements) incurred or made by the Collateral Trustee in accordance with or pursuant to any provision of this Agreement or the other Collateral Trustee Documents, except any such expense, disbursement or advance as may be attributable solely to its gross negligence or willful misconduct; and

(d)in addition to and without limiting any other protection of the Collateral Trustee hereunder or otherwise by law, the Company and the Parent shall indemnify and hold the Collateral Trustee, its officers, directors, employees, representatives and agents harmless from and against any and all liabilities, losses, claims, damages, penalties, actions, suits, demands, levies, taxes, costs, expenses and disbursements including any and all reasonable and documented legal fees, expenses and disbursements of whatever kind or nature which may at any time be suffered by, imposed on, incurred by or asserted against the Collateral Trustee, whether groundless or otherwise, howsoever arising from or out of any act, omission or error of the Collateral Trustee in connection with its acting as Collateral Trustee hereunder and defending itself against or investigating any claim (whether asserted by the Company, the Parent, any Holder or any other Person), unless arising from the gross negligence or willful misconduct on the part of the Collateral Trustee.  Notwithstanding any other provision hereof, the obligations of the Company and the Parent to compensate, reimburse and indemnify pursuant to the provisions of this Section 5.10 shall survive the removal, or resignation of the Collateral Trustee, satisfaction and discharge of the Note Purchase Agreement, payment in full of the Notes, and termination of this Agreement.

Essendant Co. and Essendant Inc.Collateral Trust Agreement

Notwithstanding any other provision of this Agreement or the other Collateral Trustee Documents, the Collateral Trustee shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Company and the Parent or the Holders (or both) against any and all liability and expense that may be incurred by it by reason of taking, continuing to take, or not taking any such action other than any liability or expense resulting from the Collateral Trustee’s gross negligence or willful misconduct.  The Collateral Trustee shall provide each Holder with a copy of any demand for payment delivered to the Company or the Parent.

To secure the Company’s, the Parent’s and the Holders’ payment obligations pursuant to this Section 5.10, the Collateral Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Collateral Trustee.

Section 5.11.Representations and Warranties of Collateral Trustee. The Collateral Trustee hereby represents and warrants that:

(a)the Collateral Trustee is a national banking association duly organized, validly existing, and in good standing under the laws of the United States;

(b)the Collateral Trustee has full power, authority and legal right under the laws of the United States pertaining to its banking and trust powers to execute, deliver, and perform this Agreement and has taken all necessary action to authorize the execution, delivery, and performance by it of the Collateral Trustee Documents;

(c)the execution, delivery and performance by the Collateral Trustee of the Collateral Trustee Documents will not contravene any law, rule or regulation of the State of New York or any United States governmental authority or agency regulating the Collateral Trustee’s banking or trust powers or any judgment or order applicable to or binding on the Collateral Trustee and will not contravene or result in any breach of, or constitute a default under, the Collateral Trustee’s articles of association or by‑laws or the provision of any indenture, mortgage, contract or other agreement to which it is a party or by which it or any of its properties is bound;

(d)the execution, delivery and performance by the Collateral Trustee of the Collateral Trustee Documents will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any United States governmental authority or agency regulating the banking and trust activities of the Collateral Trustee; and

(e)the Collateral Trustee Documents have been duly executed and delivered by the Collateral Trustee and constitute the legal, valid, and binding agreements of the Collateral Trustee, enforceable in accordance with their respective terms, provided that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity.

Essendant Co. and Essendant Inc.Collateral Trust Agreement

Article VI
General Provisions

Section 6.1.Consents, Amendments, Waivers.  No amendment, waiver or consent, unless in writing and signed by the Collateral Trustee, the Required Holders, the Parent and the Company as set forth below required to take such action, shall affect the rights, duties or obligations of the Collateral Trustee under this Agreement.  No amendment, waiver or consent, unless the same shall be in writing and signed by all of the Holders, the Collateral Trustee, the Parent and the Company, shall amend any of Sections 3.2, 3.4, 4.1, 4.2, 4.4, 5.4, 5.5 or this Section 6.1.  No amendment or waiver of any other provision of this Agreement shall be effective unless the same shall be in writing and signed by the Required Holders, the Collateral Trustee, the Company and the Parent.  The Collateral Trustee shall not be deemed to have knowledge of any amendment, waiver or contract related to the Note Purchase Agreement unless the same shall be in writing and delivered to the Collateral Trustee.

Section 6.2.Applicable Law; Consent to Jurisdiction; Jury Trial Waiver. Each of the Collateral Trustee, the Holders, the Parent and the Company agree:

(a)This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to the principles thereof regarding conflicts of laws to the extent that they would require or permit the application of laws of another jurisdiction).

(b) Each party irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes.  To the fullest extent permitted by applicable law, each party irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(c)EACH OF COMPANY, PARENT, THE COLLATERAL TRUSTEE, AND EACH HOLDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE NOTE DOCUMENTS.

Section 6.3.Counterparts.  This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute but one and the same instrument.  In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.  The exchange of copies of this Collateral Trust Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Collateral Trust Agreement as to the parties hereto and may be used in lieu of the original

Essendant Co. and Essendant Inc.Collateral Trust Agreement

Collateral Trust Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 6.4.Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

Section 6.5.Notices.  All notices and communications provided for hereunder shall be in the English language and in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(i)if to a Holder, to the address listed for such Holder in Schedule 1 hereto, or at such other address as such Holder shall have specified to the Company and the Collateral Trustee in writing;

(ii)if to the Collateral Trustee, to Wilmington Trust, National Association at 1100 North Market Street, Wilmington, DE  19890, Attn:  Essendant Trust Administrator, or at such other address as the Collateral Trustee shall have specified to the Holders and the Company in writing; or

(iii)if to the Company or the Parent, to One Parkway North Blvd., Suite 100, Deerfield, IL 60015, to the attention of the Treasurer, with a copy to the General Counsel, or at such other address the Company shall have specified to the Holders and the Collateral Trustee in writing.

Notices under this Section 6.5 will be deemed given only when actually received if received on a Business Day during business hours of the recipient, or otherwise on the next Business Day; provided, however, that notices to the Collateral Trustee are deemed received only upon actual receipt by a responsible officer of the Collateral Trustee.

The Collateral Trustee may, in its sole discretion, agree to accept and act upon instructions or directions pursuant to this Agreement sent by telefacsimile transmission.  If the party elects to give the Collateral Trustee telefacsimile instructions and the Collateral Trustee in its discretion elects to act upon such instructions, the Collateral Trustee’s understanding of such instructions shall be deemed controlling. The Collateral Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Collateral Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing telefacsimile instructions agrees to assume all risks arising out of the use of such electronic method to submit instructions and directions to the Collateral Trustee, including without limitation the risk of the Collateral Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 6.6.No Liability.  The Collateral Trustee shall not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, excepting only its own gross negligence or willful misconduct.

Essendant Co. and Essendant Inc.Collateral Trust Agreement

Section 6.7.No Requirement to Expend Funds.  None of the provisions contained in this agreement or any supplement or any other Note Document shall require the Collateral Trustee to expend or risk its own funds or otherwise incur financial liability in performing its duties or in the exercise of any of its rights or powers.

Section 6.8.[Intentionally Deleted.]

Section 6.9.No Conflict.  With respect to the rights, duties, privileges, protections, indemnities, immunities or obligations of the Collateral Trustee, in the event of any conflict between the terms of this Agreement and the terms of any other Note Document or any other agreement, the terms of this Agreement shall govern.

Section 6.10.[Intentionally Deleted.]

Section 6.11.USA Patriot Act.  The Company, the Parent and the Holders acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Collateral Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Collateral Trustee, and agree that they will provide the Collateral Trustee with such information as it may reasonably request in order for the Collateral Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 6.12.Relation of Holders.  This Agreement is entered into solely for the purposes set forth herein, and no Holder assumes any responsibility to any other party hereto to advise such other party of information known to such other party regarding the financial condition of the Company or the Parent or of any other circumstances bearing upon the risk of nonpayment of any Obligation.  Each of the Company, the Parent and the Holders specifically acknowledges and agrees that nothing contained in this Agreement is or is intended to limit or in any way modify any of the obligations of the Company or the Parent to the Holders.

Section 6.13.Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, including, without limitation, any future holder or holders of any Notes, and the term “Holder” shall include any such subsequent holder of Notes, wherever the context permits.  Without limiting the foregoing, the rights and obligations of any Holder under this Agreement shall be assigned automatically, without the need for the execution of any document or any other action, to, and the term “Holder” as used in this Agreement shall include, any assignee, transferee or successor of such Holder under the Note Purchase Agreement and any such assignee, transferee or successor shall automatically become a party to this Agreement; provided, the assignee, transferee or successor, if it is not a Holder, shall deliver a written direction letter in form and substance satisfactory to the Collateral Trustee revising Schedule 1 hereto to provide the Collateral Trustee with such assignee’s notice address, administrative contact information and payment instructions, and provide such other information or documentation as may be requested by the Collateral Trustee (including without limitation IRS Form W-9 or W-8, as applicable).  If required by any party to this Agreement, such assignee, transferee or successor shall execute and deliver to the other parties to this Agreement a written

Essendant Co. and Essendant Inc.Collateral Trust Agreement

confirmation of its assumption of the obligations of the assignor or transferor hereunder.  Each of the parties agrees that it shall deliver a complete copy of this Agreement to any assignee, transferee or successor of a party prior to or substantially concurrently with the execution of any such assignment or transfer.

Section 6.14.Further Assurances, Etc.  Each party hereto shall execute and deliver such other documents and instruments, in form and substance reasonably satisfactory to the other parties hereto, and shall take such other action, in each case as any other party hereto may reasonably have requested (at the cost and expense of the Company and the Parent which costs and expenses the Company and the Parent, by countersigning this Agreement, agree to pay), to effectuate and carry out the provisions of this Agreement, including, by recording or filing in such places as the requesting party may deem desirable, this Agreement or such other documents or instruments.  Notwithstanding anything herein to the contrary, the Collateral Trustee shall have no duty (i) to see to any recording, filing, or depositing of this Agreement, the Letter of Credit or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (ii) to see to any insurance, or (iii) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind.

Section 6.15.Cancellation of Letter of Credit. Upon written request of the Company, and at the written direction of the Required Holders at any time following the indefeasible payment of the Notes (other than the Make-Whole Amount, if any, due in connection with a Par Letter of Credit Draw) and any amounts payable under Section 5.10 in full other than contingent obligations, the Collateral Trustee shall, without any further draw under the Letter of Credit, deliver the Letter of Credit to the Issuing Bank with instructions to cancel the Letter of Credit.

[Remainder of Page Intentionally Blank]

Essendant Co. and Essendant Inc.Collateral Trust Agreement

In Witness Whereof, intending to be legally bound hereby, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first written above.

Wilmington Trust, National Association, not in its individual capacity but solely as Collateral Trustee for the Holders

By:
Name:
Title:

Essendant Co. and Essendant Inc.Collateral Trust Agreement

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:
Name:
Title:

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By: PGIM, Inc.
(as Investment Manager)

By:
Name:
Title:

THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.

By: Prudential Investment Management (Japan), Inc. (as Investment Manager)

By: PGIM, Inc. (as Sub-Adviser)

By:
Name:
Title:

Essendant Co. and Essendant Inc.Collateral Trust Agreement

FARMERS INSURANCE EXCHANGE
MID CENTURY INSURANCE COMPANY
FARMERS NEW WORLD LIFE INSURANCE COMPANY
PHYSICIANS MUTUAL INSURANCE COMPANY

By: Prudential Private Placement Investors, L.P. (as Investment Advisor)

By: Prudential Private Placement Investors, Inc.
(as its General Partner)

By:
Name:
Title:

Essendant Co. and Essendant Inc.Collateral Trust Agreement

METROPOLITAN LIFE INSURANCE COMPANY

By
Name:
Title:

METLIFE INSURANCE COMPANY USA
f/k/a METLIFE INSURANCE COMPANY OF CONNECTICUT
by MetLife Investment Advisors, LLC, its Investment Manager
By
Name:
Title:

Essendant Co. and Essendant Inc.Collateral Trust Agreement

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By: Barings LLC as Investment Adviser

By:
Name:
Title:

MASSMUTUAL ASIA LIMITED

By: Barings LLC as Investment Adviser

By:
Name:
Title:

Essendant Co. and Essendant Inc.Collateral Trust Agreement

WOODMEN OF THE WORLD LIFE INSURANCE SOCIETY

By:
Name:
Title:

Essendant Co. and Essendant Inc.Collateral Trust Agreement

ESSENDANT CO.

By:
Name:
Title:

ESSENDANT INC.

By:
Name:
Title:

Schedule I

Administrative and Payment Information

Information Relating to Purchasers

EXHIBIT B - NOTEHOLDERS’ AMENDMENT FEES

AMOUNT	PAYABLE TO	WIRING INSTRUCTIONS
$5,000	(Prudential as Admin Agent - see wiring instructions)

Currency:USD

Instructions:Remit Payment on Effective Date (aka Due Date)

Beneficiary Name:U.S. Bank as Paying Agent for Prudential as Admin Agent

Beneficiary Address:214 N. Tryon St 26th Floor Charlotte, NC 28201

Primary Bank Name:U.S. Bank as Paying Agent for Prudential as Admin Agent

Primary ABA Number:091000022

Account Name:Paying Agent DDA - Essendant Inc.

Account Number:104791306624

FFC:183542-700

$5,000	Metropolitan Life Insurance Company

Bank Name:         JPMorgan Chase Bank

ABA Routing #:   021-000-021

Account No.:        002-2-410591

Account Name:    Metropolitan Life Insurance Company

Ref:  Amendment Fee - United Stationers Supply Co. 3.75% due 1/15/2021

$5,000	Massachusetts Mutual Life Insurance Company	MassMutual Citibank New York, New York ABA # 021000089 Acct # 30510685 RE: Essendant Amendment Fee
$5,000	Woodmen of the World Life Insurance Society

Northern CHGO/Trust

ABA # 071000152

Credit Wire Account #5186041000

Account #26-58056

Account Name:  Woodmen of the World Life Insurance Society-General

Swift# CNORUS44

RE: United Stationers Supply Co., 3.75% Secured Senior Notes due January 15, 2021, PPN 913008 A@7 -- Amendment Fee